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                                                                     EXHIBIT 5.1
                                                                     -----------

                   [LETTERHEAD OF WEIL, GOTSHAL & MANGES LLP]

                                  June 2, 2003





Sterling Chemicals, Inc.
1200 Smith Street, Suite 1900
Houston, Texas 77002-4312

Ladies and Gentlemen:

           We have acted as counsel to Sterling Chemicals, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed issuance of up to 379,747 shares (the "Shares") of the common stock, par value $.01 per share, of the Company pursuant to the Company's 2002 Stock Plan (the "Plan").

           In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

           Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be issued pursuant to the Plan have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law and as contemplated under the Plan, will be validly issued, fully paid and nonassessable.

           We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.

                                                   Very truly yours,

                                                   Weil, Gotshal & Manges LLP